UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

On December 5, 2018, in connection with the Depositary Shares Offering (as defined in Item 8.01 below), the ability of NiSource Inc. (the “Company”) to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any equity securities of the Company that rank junior to, or on parity with, its 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25,000 per share (the “Series B Preferred Stock”), became subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series B Preferred Stock for the last preceding dividend period. The terms of the Series B Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Series B Preferred Stock (the “Certificate of Designations), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2018, the Company filed the Certificate of Designations, which became effective upon filing, with the Secretary of State of the State of Delaware to establish the preferences, limitations, and relative rights of the Series B Preferred Stock. A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On December 5, 2018, the Company completed its previously reported offering and sale of 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1000th ownership interest in a share of Series B Preferred Stock and having the same preferences, limitations, and relative rights as the Series B Preferred Stock, with an aggregate liquidation preference of $500,000,000, under the Company’s registration statement on Form S-3 (Registration No. 333-214360), as amended (the “Depositary Shares Offering”).

In connection with the Depositary Shares Offering, on December 5, 2018, the Company entered into a Deposit Agreement with Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

Also on December 5, 2018, the Company issued a press release announcing the closing of the Depositary Shares Offering. The Company’s press release dated December 5, 2018, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2018, contains additional information regarding the Depositary Shares Offering, the Depositary Shares and the Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description

3.1	Certificate of Designations of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock.

4.1	Deposit Agreement, dated as of December 5, 2018, among NiSource, Inc., Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion of Schiff Hardin LLP as to the validity of the Series B Preferred Stock and the Depositary Shares.

23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1 above).

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	NiSource Inc.
(Registrant)

	By:	/s/ Donald E. Brown
Donald E. Brown Executive Vice President and Chief Financial Officer